UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

West Bay BDC LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01758	99-1657525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 - Entry into a Material Definitive Agreement.

On October 23, 2026, West Bay SPV I LLC (“SPV I”), a wholly owned subsidiary of West Bay BDC LLC (the “Company”) entered into a credit and security agreement, dated as of October 23, 2026 (the “Citibank Credit Facility”), by and among Citibank, N.A. (“Citibank”), as administrative agent, State Street Bank and Trust Company, as custodian, collateral agent, and collateral administrator, the Company as equityholder and collateral manager, SPV I, as borrower, and the lenders party thereto. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Citibank Credit Facility.

The Citibank Credit Facility provides for a revolving credit facility in an aggregate principal amount of up to $300 million. Borrowings under the Citibank Credit Facility are subject to availability under a borrowing base that is determined by reference to the asset values of eligible portfolio loans, applicable advance rates, concentration limitations and specified reserves and other adjustments. Subject to the satisfaction of certain conditions, including obtaining consents from the requisite lenders, the aggregate commitments under the Citibank Credit Facility may be increased to $600 million. Advances may be denominated in U.S. dollars, Canadian dollars, euros or pounds sterling.

Advances under the Citibank Credit Facility bear interest at a rate per annum equal to the applicable benchmark rate for the currency of the advance (i.e., three-month Term SOFR for U.S. dollar advances, daily compounded CORRA for Canadian dollar advances, EURIBOR for euro advances and SONIA for sterling advances) plus an applicable margin of 1.90% per annum during the reinvestment period and 2.40% per annum thereafter. SPV I is also required to pay commitment fees and other fees as provided in the related fee letters.

The reinvestment period is scheduled to expire on the third anniversary of the closing date. During the reinvestment period, SPV I may borrow, prepay and reborrow advances. The lenders’ commitments terminate at the end of the reinvestment period, and all outstanding advances must be repaid no later than the second anniversary of the commitment termination date. The Citibank Credit Facility also provides for mandatory amortization and prepayments, including in connection with borrowing base deficiencies. SPV I may voluntarily prepay advances without premium or penalty. Certain optional reductions of the facility during the first year may be subject to a facility reduction fee.

Proceeds of advances under the Citibank Credit Facility may be used to acquire eligible portfolio loans and investments, fund additional advances under delayed-draw and revolving portfolio loans, fund required reserves, make certain permitted distributions and pay fees and expenses incurred in connection with the facility.

SPV I’s obligations under the Citibank Credit Facility are secured by a first-priority security interest in substantially all of SPV I’s assets, including its portfolio loans, its security, collections, and collateral accounts and the proceeds of the foregoing. The obligations of SPV I under the Citibank Credit Facility are limited-recourse obligations payable solely from the collateral in accordance with the applicable priority of payments, and are not recourse obligations of the Company. The Company separately undertakes certain obligations under the Citibank Credit Facility in its capacities as equityholder and collateral manager.

The Citibank Credit Facility contains representations and warranties, conditions to borrowing and affirmative and negative covenants customary for facilities of this type, including requirements concerning the composition, eligibility, quality and value of the underlying portfolio, borrowing base compliance and reporting, and restrictions on additional indebtedness, liens, distributions and dispositions of collateral. The Company also is subject to certain covenants and requirements, including the requirement to maintain its status as a business development company and quarterly unencumbered liquidity of at least the lesser of 10% of the facility amount and $30 million. Events of default include, among others, payment defaults, covenant breaches, borrowing base deficiencies, insolvency events, changes of control, the Company’s failure to maintain its status as a business development company and its failure to satisfy the applicable minimum liquidity requirement. Following an event of default, the commitments may be terminated, the amounts outstanding may be accelerated and remedies with respect to the collateral may be exercised. Acceleration is automatic following certain insolvency events.

The foregoing description is only a summary of the material provisions of the Citibank Credit Facility and is qualified in its entirety by reference to a copy of the Citibank Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1*	Credit and Security Agreement, dated as of October 23, 2026, by and among West Bay SPV I LLC, as borrower, Citibank, N.A., as administrative agent, State Street Bank and Trust Company, as custodian, collateral agent, and collateral administrator, West Bay BDC LLC, as equityholder and collateral manager, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits, schedules, and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits, schedules, and annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bay BDC LLC
(Registrant)

Date: October 29, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer